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                         LEASE AGREEMENT

      This Agreement made and entered in this 6th of June, 1996, by and between PacifiCorp, an Oregon Corporation, dba UTAH POWER & LIGHT COMPANY, hereinafter referred to as "Lessor", and PETRO SOURCE REFINING CORPORATION, a Nevada Corporation, ("PSRC"), of 9801 Westheimer, Suite 900, Houston, Texas 77042, hereinafter "Lessee".

                           WITNESSETH:

     Whereas, Lessee is desirous of leasing property for the purpose of ingress and egress to obtain access to property known as the tank farm which is being leased under a separate agreement
("Tank Farm Lease").

     Whereas, Lessor is the owner of certain real property known as 1221 and 1223 West North Temple in the City of Salt Lake,
County of Salt Lake, State of Utah.

     Now, therefore, it is hereby agreed as follows:

     1. Lessor does lease to Lessee the following described property, hereinafter referred to as "Leased Premises" for the purpose of establishing ingress and egress to the tank farm.

          Commencing at a point 660 feet north and 576 feet east of the southwest corner of Section 35, Township 1 North, Range 1 West, Salt Lake Meridian, thence East 370 feet to the west bank of the Jordan River, running thence South along bank of said river approximately 340 feet to the existing fence line, thence West 460 feet, thence North 340 feet to the point of beginning.

     2. The term of this Lease shall be for Seven (7) years beginning on the 1st day of April, 1996, through the 31st day of March, 2003 (or upon termination of the Tank Farm Lease
Agreement, whichever is earlier), upon and subject to the following terms and conditions:

     3. Lessee agrees and covenants with Lessor to pay as rent for the Leased Premises the sum of ONE THOUSAND EIGHT HUNDRED AND
NO/100 DOLLARS ($1800.00), which shall be paid in the following manner: ONE HUNDRED FIFTY AND NO/100 DOLLARS ($150.00) per month in advance due on the first day of each month or one payment of ONE THOUSAND EIGHT HUNDRED AND NO/100 DOLLARS ($1800.00) to be paid at the first day of April each year. Payments to be sent to:

          Utah Power & Light Company
          Property Management Dept. Suite 110
          1407 West North Temple
          Salt Lake City, Utah  84140

     4. Lessee shall use the Leased Premises solely for ingress and egress to access the tank farm for the loading and unloading of asphalt product.

     5. Should Lessee make improvements, which would change the current natural ground elevation, Lessee must contact Lessor for written approval to do so. This is to insure that Lessor's vertical clearance requirement (wire to ground) will be maintained at all times.

     6.   Lessee shall not assign this Lease or sublet the Leased
Premises or any party thereof or use or suffer the use of the Leased Premises for any other purpose than as herein stated.

     7. If either party fails to comply fully with any of the terms hereof, the defaulting party shall have fifteen (15) days to cure the default following receipt of written notice from the non-defaulting party. If said Lease is cancelled pursuant to this Paragraph, or for any other reason, Lessee shall not be entitled to damages of any kind, including lost profits, relocation costs, or expenses.

     8. Should Lessee vacate the Leased Premises before the expiration of this Lease Agreement or violate any of the other covenants hereof, Lessor, in addition to all other legal remedies, may enter into possession of the Leased Premises.

     9. Said Leased Premises is leased and accepted by Lessee in its present condition and Lessor makes no warranties as to the present or future condition of said Leased Premises or any portion thereof and it is expressly understood and agreed that Lessor is under no obligation at any time during the term of this Lease to repair, maintain or improve said Leased Premises.

     10. Lessor reserves the right to erect upon and traverse the Leased Premises with electric transmission and distribution lines, and Lessor, by its duly authorized agents or employees, shall have the right to enter upon the Leased Premises at any time to construct and maintain such electric lines, and for related purposes. Provided, however, that Lessor's activities in this regard shall not unreasonably interfere with Lessee's use of the Leased Premises.

     11. PacifiCorp agrees to protect, defend, indemnify and hold harmless PSRC, its officers, agents, and employees from and against all claims, losses, damages, causes of action, suits and liability of every kind and character, for injury to or death of any person, or for damages to any property, arising out of or in connection with PaciCorp's breach of this Agreement or PaciCorp's performance hereunder, to the extent and degree that such damages or injures have been caused by the negligence or willful misconduct of PacifiCorp or a third party whose actions are controlled by or directed by PacifiCorp.

     PSRC agrees to protect, defend, indemnify and hold harmless PacifiCorp, its officers agents, and employees from and against all claims, losses, damages, causes of action suits and liability of every kind and character, for injury to or death of any person, or for damages to any property, arising out of or in connection with Parco's breach of this Agreement or Parco's performance hereunder, to the extent that such damages or injuries have been caused by the negligence or willful misconduct of PSRC or a third party whose actions are controlled or directed by PSRC.

     12. In addition to the general indemnity above, PacifiCorp hereby specifically agrees to fully indemnify and hold PSRC, its officers, agents and employees harmless from and against any and all claims, demands, losses, costs of removal and/or clean up of any pollutants, judgments, causes of actions, fines, penalties, costs (including attorney's fees and costs of court), or otherwise arising out of or connected with environmental conditions or pollution with respect to the Leased Premises; provided however, that such indemnity obligations of PacifiCorp shall not apply if the underlying claims directly resulting from the negligence or willful misconduct of PSRC, its agents or employees.

     PSRC hereby specifically agrees to fully indemnify and hold PacifiCorp, its officers, agents and employees harmless from and against any and all claims, demands, losses, costs of removal and/or clean up of any pollutants, judgments, causes of actions, fines, penalties, costs (including attorney's fees and cost of court), or otherwise arising out of or connected with environmental conditions or pollution to the extent such claims directly resulting from the negligence or willful misconduct of PSRC, its agents or employees.

     13. At no time shall any flammable material (including, but not limited to, chemical solvents, gasoline, rubbish piles, haystacks, or lumber products), any structure or building or any kind of equipment in excess of 13'6" in height, be placed, erected, or stored within the boundaries of said Leased Premises.

     14. Before making any improvements upon the Leased Premises or any changes in the general landscaping thereof, Lessee will first secure written consent from Lessor to do so. More particularly, Lessee will not install any vertical lighting structures on the Leased Premises without written approval from Lessor.

     15. Lessee's improvements shall, when this Lease expires or is terminated, become the property of the Lessor.

     16. In case either party shall resort to legal proceedings to enforce any of the Lease's covenants hereunder or to obtain possession of the Leased Premises for breach of said covenants, the non-prevailing party will pay all costs and expenses, including reasonable attorney's fees, arising before or after litigation is instituted.

     17. Lessor shall have the right to lease the property for parking of automobiles during the Utah State Fair and will work with Lessee to provide that access is still maintained to the tank farm.

     EXECUTED this 6 day of June, 1996

     LESSEE:                  LESSOR:

     Petro Source             PacifiCorp, an Oregon
     Refining Co.             Corporation dba Utah Power & Light Company

     By: William Townsend     By: Mark Whitter
     Title: Vice President         Client Agent